Exhibit 10.2

AMENDMENT 2 TO THE AMENDED AND RESTATED MASTER AGREEMENT

This Amendment 2, effective as of this 15th day of August, 2008, amends the Amended and Restated Master Agreement (the “Agreement”) dated January 1, 2006, as amended March 20, 2008 by and between TRX Technology Services, L.P. (“TRX”) and BCD Travel USA LLC (formally known as WorldTravel Partners I, LLC) (“BCD” or “Client”) as follows:

WHEREAS, BCD and TRX entered into that certain Amended and Restated Master Agreement, dated January 1, 2006, as amended March 20, 2008 (the “Agreement”), pursuant to which TRX agreed to provide certain services and documentation to BCD; and

WHEREAS, TRX wishes to make certain optional RESX functionality available to BCD and BCD wishes to have access to such functionality;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto agree to amend the Agreement as follows:

1. Section 1. Definitions shall be amended to include the following subsection:

1.25 Booking Builder Transaction shall mean a command sent via the internet to the RESX database which is passed to Booking Builder and results in the creation of a flight reservation on *.

2. EXHIBIT H – SERVICE LEVEL AGREEMENT shall be amended by the addition of the following below the section entitled “RESX”:

Booking Builder Restrictions

TRX retains the right to queue Client’s Booking Builder Transactions in the event Client’s use of Booking Builder causes a degradation, or in TRX’s reasonable estimation may cause a degradation, in the responsiveness of the RESX Services.

3. EXHIBIT F shall be amended to include the following:

BOOKING BUILDER DESCRIPTION

RESX Booking Builder is an optional web-based application that serves as a stand-alone development tool for the purpose of creating flight reservations on *. To use the RESX Booking Builder, Client’s RESX administration account must be configured for such access.

BOOKING BUILDER FEES:

Booking Builder Implementation Fee: *

Booking Builder Transaction Fee: * per Booking Builder Transaction

Note: The RESX Transaction Fee will continue to apply for any Transactions.

4. GENERAL.

Full Force and Effect. Except as heretofore and herein specifically amended, the Agreement shall remain and continue in full force and effect.

Termination. This Amendment shall terminate on the earlier of termination of the Agreement; or sixty (60) days prior written notice by either party. In no event shall termination of this Amendment act as termination of the Agreement.

Acknowledgment. Client acknowledges to have read the Agreement and this Amendment 2, and understands and agrees to be bound by their terms and conditions. TRX and Client agree that the Agreement and this Amendment 2 represent the complete and exclusive statement of agreement between the parties and supersede all proposals or prior agreements, verbal or written, and any other communications between the parties.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this Amendment 2 as of the date first written below.

TRX Technology Services, L.P.		BCD Travel USA LLC

Signed:	/s/ David Cathcart	Signed:	/s/ Dee Runyan

Name:	David Cathcart	Name:	Dee Runyan

Title:	CFO	Title:	Exec. Vice President

Date:	19 September 2008	Date:	8/15/08

* Confidential Treatment Requested